Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, July 30, 2004 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED June 30, 2004.  UNITHOLDERS OF RECORD ON August 16, 2004, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $4,842,745 OR $0.76869 PER UNIT PAYABLE August 31, 2004.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	74,900	—	$35.43	—

NET PROFITS ROYALTIES	46,161	368,353	$31.23	$5.25

Contact:

SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, TRUSTEE
MIKE ULRICH
700 LAVACA
AUSTIN, TX 78701
(512) 479-2562